UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022 (August 2, 2022)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement.

On August 2, 2022, Cuentas, Inc. (“Cuentas”) and CIMA Telecom, Inc., (“CIMA Telecom”), along with two of CIMA’s wholly-owned subsidiaries, Knetik, Inc. (“Knetik”) and Auris, LLC, (“Auris” ) executed a Settlement Agreement and General Release (“Settlement Agreement”) which resolves the issues related to the July 8, 2022 notice of default from CIMA Telecom, Inc. (“CIMA”) related to that certain Platform Exclusive License Agreement, maintenance, and related agreements (collectively, the “License Agreement”) by and among Cuentas, CIMA, Knetik, Inc., and Auris, LLC.

The Parties have signed Mutual General Releases and the settlement terms are as follows:

In exchange for the consideration provided in the Settlement Agreement, (1) Cuentas will pay CIMA $350,000.00 on August 2, 2022 and (2) on or before 5:00 p.m New York City time, on August 15, 2022, Cuentas will pay CIMA the balance of the Unpaid Fees ($420,239.78) by wire transfer (3) will accept for a period of 30 days from execution date, the exclusive right to facilitate a third party (including to current shareholders and directors of Cuentas) purchase (without markup or broker fee) of, all of the shares of Cuentas held by CIMA at the higher of: (i) the average per share trading price for the three day average before notice in writing is provided by Cuentas of the intent to purchase CIMA’s Cuentas shares, or (ii) the minimum price of $0.50 per share on or before 5:00 p.m. New York City time, on August 31, 2022 pursuant to a purchase agreement delivered by and acceptable to CIMA without any changes thereto (provided, that CIMA shall not be required to provide any representations or warranties other than fundamental warranties related to (a) organization and good standing, (b) power and authority to undertake the transaction and (c) ownership of such shares, and ordinary representations and warranties that the Cuentas shares are being transferred free and clear of any liens, claims, or encumbrances); and (iv) on or before 5:00 p.m. New York City time, on August 2, 2022, Cuentas shall, and shall cause (x) Dinar Zuz, LLC, (y) Michael De Prado and (z) Arik Maimon to provide signed waiver letters, expressly waiving any right of first refusal and co-sale rights granted in their favor under that certain letter agreement, dated December 31, 2019, by and among CIMA, Dinar Zuz, LLC, Michael Del Prado and Arik Maimon, and (y) CIMA agrees: (i) to restore immediately Cuentas’s access to the Platform upon receipt of the $350,000.00 payment ; (ii) to provide Cuentas with a limited license to utilize the Platform the terms of which are detailed specifically in Section 6 of the agreement, and to use reasonable efforts, subject to Cuentas’ compliance hereto, to provide Cuentas’ customer data to Cuentas through the end of the limited license term described below in Section 6 of the agreement; (iii) deliver to Cuentas the Source Code (as that term is defined in paragraph 1.18 of the License Agreement) relating to Out-Of-Scope Services, and as further detailed in Section 6 of the agreement; (iv) not enforce its rights under the Side Letter (as that term is defined in the paragraph 1.1 of the Purchase Agreement) through and including August 31, 2022, and (v) shall not transfer, sale, or encumber its Cuentas shares through and including August 31, 2022, except as permitted herein. Cuentas acknowledges and agrees that the amount of Unpaid Fees ($770,239.78) is valid and outstanding, and waives any right to dispute them. If Cuentas fails to comply with any term of this Settlement Agreement, in addition to the Stipulated Judgment described in Section 5 of the agreement, the limited license set forth in Section 6 and any of CIMA’s obligations under this Settlement Agreement shall become null and CIMA shall have the right to shut off Cuentas access to the Platform without notice.

The Settlement Agreement also provides for mutual general releases by Cuentas for the benefit of CIMA and by CIMA for the benefit of Cuentas of all claims other than claims relating to a breach of the Settlement Agreement.

The settlement agreement by its terms in effect terminates the obligations under the license agreement, dated December 31, 2019 by and between Cuentas and CIMA.

The Settlement Agreement is filed as an exhibit to this form 8K and is incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits

10.1	SETTLEMENT AGREEMENT AND GENERAL RELEASE
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: August 4, 2022	By:	/s/ Jeffery D. Johnson
Jeffery D. Johnson
Chief Executive Officer

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